UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

CARDIOVASCULAR SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Office and Zip Code)

Cardiovascular Systems, Inc. Amended and Restated 2007 Equity Incentive Plan

(Full Title of the Plan)

Laurence L. Betterley

Chief Financial Officer

Cardiovascular Systems, Inc.

651 Campus Drive

St. Paul, Minnesota 55112-3495

(651) 259-1600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert K. Ranum, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402

Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock awards and issuable upon exercise of awards granted under the Amended and Restated 2007 Equity Incentive Plan	849,353	$14.39	$12,222,190	$1,419

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of shares of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to antidilution provisions of the plan.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on July 15, 2011, as quoted on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Amended and Restated 2007 Equity Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statements on Form S-8, Reg. Nos. 333-158755, 333-160609 and 333-168682 are incorporated herein by reference, except for, in each case, Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	Amended and Restated 2007 Equity Incentive Plan

99.2**	Form of Incentive Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.3**	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.4**	Form of Restricted Stock Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.5**	Form of Restricted Stock Unit Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.6**	Form of Performance Share Award under the Amended and Restated 2007 Equity Incentive Plan

99.7**	Form of Performance Unit Award under the Amended and Restated 2007 Equity Incentive Plan

99.8**	Form of Stock Appreciation Rights Agreement under the Amended and Restated 2007 Equity Incentive Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by Cardiovascular Systems, Inc. (File No. 333-158755) on April 24, 2009.
**	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 21, 2011.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ David L. Martin
David L. Martin
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each of the undersigned constitutes and appoints David L. Martin and Laurence L. Betterley his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Cardiovascular Systems, Inc. relating to the Company’s Amended and Restated 2007 Equity Incentive Plan, any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Company’s Amended and Restated 2007 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date listed below.

Signature	Title	Date

/s/ David L. Martin	President, Chief Executive Officer and Director (principal executive officer)	July 21, 2011
David L. Martin

/s/ Laurence L. Betterley	Chief Financial Officer (principal financial and accounting officer)	July 21, 2011
Laurence L. Betterley

/s/ Edward Brown	Director	July 21, 2011
Edward Brown

/s/ Brent G. Blackey	Director	July 21, 2011
Brent G. Blackey

/s/ John H. Friedman	Director	July 21, 2011
John H. Friedman

/s/ Geoffrey O. Hartzler	Director	July 21, 2011
Geoffrey O. Hartzler

/s/ Augustine Lawlor	Director	July 21, 2011
Augustine Lawlor

/s/ Glen D. Nelson	Director	July 21, 2011
Glen D. Nelson

/s/ Leslie Trigg	Director	July 21, 2011
Leslie Trigg

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	Amended and Restated 2007 Equity Incentive Plan

99.2**	Form of Incentive Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.3**	Form of Non-Qualified Stock Option Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.4**	Form of Restricted Stock Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.5**	Form of Restricted Stock Unit Agreement under the Amended and Restated 2007 Equity Incentive Plan

99.6**	Form of Performance Share Award under the Amended and Restated 2007 Equity Incentive Plan

99.7**	Form of Performance Unit Award under the Amended and Restated 2007 Equity Incentive Plan

99.8**	Form of Stock Appreciation Rights Agreement under the Amended and Restated 2007 Equity Incentive Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by Cardiovascular Systems, Inc. (File No. 333-158755) on April 24, 2009.
**	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.